Exhibit 3.123

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “VALUTEC CARD SOLUTIONS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY–NINTH DAY OF JANUARY, A.D. 2007, AT 1:19 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “VCS, LLC” TO “VALUTEC CARD SOLUTIONS, LLC”, FILED THE FIRST DAY OF FEBRUARY, A.D. 2007, AT 4:27 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SECOND DAY OF FEBRUARY, A.D. 2007, AT 1:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “VALUTEC CARD SOLUTIONS, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4292332 8100H	AUTHENTICATION: 8063694
100668571	DATE: 06–18–10

You may verify this certificate online

at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:23 PM 01/29/2007 FILED 01:19 PM 01/29/2007 SRV 070095963 – 4292332 FILE

CERTIFICATE OF FORMATION

OF

VCS, LLC

1. The name of the limited liability company (the “Company”) is VCS, LLC

2. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, The name of the Company’s registered agent at such address is The Corporation Trust Company.

Dated this 29th day of January 2007.

/s/ Lisa M. O’Donnell
Lisa M. O’Donnell, Organizer

State of Delaware Secretary of State Division of Corporations Delivered 04:48 PM 02/01/2007
FILED 04:27 PM 02/01/2007
SRV 070115196 – 4292332 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is VCS, LLC and the name of the corporation being merged into this surviving limited liability company is Valutec Card Solutions, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: At the effective time of the merger, the name of the surviving limited liability company shall be amended to Valutec Card Solutions, LLC.

FOURTH: The effective time of the merger shall be 1:01 a.m., Eastern Standard Time, on February 2, 2007.

FIFTH: The Agreement of Merger is on file at 4900 West Brown Deer Road, Brown Deer, WI 53223, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 1st day of February, 2007.

VCS, LLC

BY	/s/ N. J. Daroga
Norrie J. Daroga, Senior Vice President and Secretary